Boise Cascade	Exhibit 99.1
1111 West Jefferson Street Ste 300 PO Box 50 Boise, ID 83728

News Release

Investor Relations Contact Office 208 384 6073

For Immediate Release:  March 2, 2011

Boise Cascade Holdings Reports Fourth Quarter 2010 Financial Results

BOISE, Idaho – Boise Cascade Holdings, L.L.C. (BC Holdings or Company) announced a $16.2 million net loss for the quarter ended December 31, 2010, and a $6.1 million full year 2010 net loss.  During 2010, BC Holdings sold its remaining equity interest in Boise Inc. for net proceeds of $86.1 million and recognized a $25.3 million gain.  The Company contributed the proceeds to its wholly owned operating subsidiary, Boise Cascade, L.L.C.

Boise Cascade, L.L.C. reported negative fourth quarter 2010 earnings before interest, taxes, depreciation, and amortization (EBITDA) of $2.6 million, compared with negative EBITDA of $12.4 million in fourth quarter 2009.  Boise Cascade, L.L.C. reported full year 2010 sales of $2.2 billion and positive EBITDA of $22.1 million, which included $4.6 million of litigation proceeds.  This compared with 2009 sales of $2.0 billion and negative EBITDA of $35.3 million, which included a $6.0 million gain on debt repurchases and $3.7 million of asset closure costs.  At December 31, 2010, we had $264.6 million of cash and $219.6 million of debt.

The Company’s 2010 revenues and earnings continued to be negatively impacted by reduced demand for the products it distributes and manufactures.  New residential construction remained weak in 2010 with housing starts of approximately 587,000.  2010 housing starts were slightly higher than the 554,000 starts experienced in 2009, but were still approximately 60% lower than the 10-year historical trend of about 1.5 million per year.

“I am proud of how both of our businesses performed last year at the second lowest level of housing starts in over 50 years.  Our Wood Products and BMD operating segments reported a combined $38.1 million of EBITDA, which was a $66.8 million year-over-year improvement.  In addition, we were able to improve our net debt position by $61 million in 2010 and we are well positioned for the year ahead,” stated Tom Carlile, CEO.

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Building Materials Distribution (BMD) segment sales were $402.7 million in the fourth quarter, up 9% from the same quarter a year ago.  Prices for the segment were up approximately 8%, with volumes up about 1%.  BMD reported $2.4 million of EBITDA in fourth quarter.  This was up from the $1.0 million reported in fourth quarter 2009.  Gross margins declined 70 basis points in the quarter compared to the same quarter a year ago; however, gross margin dollars increased as a result of higher sales.  Total expenses were lower as a percent of sales, resulting in an improved operating margin.  For the full year of 2010, BMD reported positive EBITDA of $19.1 million on $1.8 billion of sales.

Wood Products segment sales in the fourth quarter were $156.6 million, up 14% from the same quarter a year ago.  The sales increase was attributable primarily to 12% higher plywood sales volumes, 7% higher I-joist sales volumes, 12% higher I-joist net selling prices, and 13% higher laminated veneer lumber net selling prices.  The segment reported negative $1.8 million of EBITDA for the quarter, an improvement of $7.6 million from the negative $9.4 million reported in fourth quarter 2009.  The main factors contributing to the improved financial performance were improved product pricing for engineered wood products and lower per-unit manufacturing costs for plywood.  For the full year of 2010, Wood Products reported positive EBITDA of $19.0 million on $687.4 million of sales.

Outlook

Absent a decline in unemployment and a reduction in the housing supply overhang, we expect to continue to experience below normal demand for the products we distribute and manufacture.  Industry commodity wood product prices could be volatile in response to operating rates and inventory levels in various distribution channels.  We expect to manage our production levels to our sales demand, which will likely cause us to operate our facilities below their capacity.

About Boise Cascade

BC Holdings is a privately held company headquartered in Boise, Idaho.  Our wholly owned subsidiary, Boise Cascade, L.L.C., is a leading U.S. wholesale distributor of building products and one of the largest producers of engineered wood products and plywood in North America.  For more information, please visit our website at www.bc.com.

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Webcast and Conference Call

BC Holdings will host a webcast and conference call on Wednesday, March 2, at 11 a.m. Eastern, at which time we will review the company’s recent performance.  You can join the webcast through the Boise Cascade website.  Go to www.bc.com and click on the link to the webcast under the News & Events heading.  Please go to the website at least 15 minutes before the start of the webcast to register.  To join the conference call, dial 800-374-0165 (international callers should dial 706-902-1407) at least 10 minutes before the start of the call.

The archived webcast will be available in the News & Events section of Boise Cascade’s website.  A replay of the conference call will be available from Wednesday, March 2, at 2 p.m. Eastern through Wednesday, March 9, at 11 p.m. Eastern.  Playback numbers are 800-642-1687 for U.S. calls and 706-645-9291 for international calls, and the passcode will be 39857763.

Basis of Presentation

We present our consolidated financial statements in accordance with U.S. generally accepted accounting principles (GAAP).  Our earnings release also supplements the GAAP presentations by reflecting EBITDA and net debt (cash), both non-GAAP financial measures.  EBITDA represents income (loss) before interest (interest expense and interest income), income taxes, and depreciation and amortization.  EBITDA is the primary measure used by our chief operating decision makers to evaluate segment operating performance and to decide how to allocate resources to segments.  We believe EBITDA is useful to investors because it provides a means to evaluate the operating performance of our segments and our company on an ongoing basis using criteria that are used by our internal decision makers and because it is frequently used by investors and other interested parties when comparing companies in our industry that have different financing and capital structures and/or tax rates.  We believe EBITDA is a meaningful measure because it presents a transparent view of our recurring operating performance and allows management to readily view operating trends, perform analytical comparisons, and identify strategies to improve operating performance.  EBITDA, however, is not a measure of our liquidity or financial performance under GAAP and should not be considered as an alternative to net income (loss), income (loss) from operations, or any other performance measure derived in accordance with GAAP or as an alternative to cash flow from operating activities as a measure of our liquidity.  The use of EBITDA

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instead of net income (loss) or segment income (loss) has limitations as an analytical tool, including the inability to determine profitability; the exclusion of interest expense, interest income, and associated significant cash requirements; and the exclusion of depreciation and amortization, which represent unavoidable operating costs.  Net debt (cash) is defined as total debt minus cash and cash equivalents. Management views net debt (cash) as a measure of the Company’s leverage.  Like EBITDA, the use of net debt (cash) has limitations as an analytical tool.  Management compensates for the limitations of these non-GAAP measures by relying on our GAAP results.  Our measures of EBITDA and net debt (cash) are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the methods of calculation.

Forward-Looking Statements

This news release contains statements that are “forward looking” within the Private Securities Litigation Reform Act of 1995.  These statements speak only as of the date of this press release.  While they are based on the current expectations and beliefs of management, they are subject to a number of uncertainties and assumptions that could cause actual results to differ from the expectations expressed in this release.

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Boise Cascade Holdings, L.L.C.
Consolidated Statements of Income (Loss)

(unaudited, in thousands)

	Three Months Ended
	December 31		September 30,
	2010	2009	2010
Sales
Trade	$502,985	$447,739	$588,605
Related parties (a)	5,368	11,897	4,892
	508,353	459,636	593,497
Costs and expenses
Materials, labor, and other operating expenses	449,098	410,412	514,514
Materials, labor, and other operating expenses from related parties (a)	6,292	5,199	10,549
Depreciation and amortization	8,955	8,680	8,759
Selling and distribution expenses	47,472	46,705	54,197
General and administrative expenses	8,389	6,772	11,412
General and administrative expenses from related party (a)	-	2,551	-
Other (income) expense, net (b)	(39)	487	(4,565)
	520,167	480,806	594,866

Loss from operations	(11,814)	(21,170)	(1,369)

Equity in income of affiliate (a)	-	18,193	-
Gain on sale of shares of equity affiliate (a)	-	41,755	-
Foreign exchange gain	239	121	321
Gain on repurchase of long-term debt	28	-	-
Interest expense	(4,743)	(5,380)	(4,721)
Interest income	148	126	249
	(4,328)	54,815	(4,151)

Income (loss) before income taxes	(16,142)	33,645	(5,520)
Income tax provision	(70)	(37)	(95)
Net income (loss)	$(16,212)	$33,608	$(5,615)

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Segment Information

(unaudited, in thousands)

	Three Months Ended
	December 31		September 30,
	2010	2009	2010
Segment sales
Building Materials Distribution	$402,692	$368,911	$470,725
Wood Products	156,569	136,752	183,424
Intersegment eliminations and other	(50,908)	(46,027)	(60,652)
	$508,353	$459,636	$593,497

Segment income (loss)
Building Materials Distribution (b)	$455	$(832)	$4,645
Wood Products (b)	(8,766)	(16,218)	(972)
Corporate and Other	(3,264)	(3,999)	(4,721)
	(11,575)	(21,049)	(1,048)

Equity in net income of affiliate (a)	-	18,193	-
Gain on sale of shares of equity affiliate (a)	-	41,755	-
Gain on repurchase of long-term debt	28	-	-
Interest expense	(4,743)	(5,380)	(4,721)
Interest income	148	126	249
Income (loss) before income taxes	$(16,142)	$33,645	$(5,520)

EBITDA (f)
Building Materials Distribution (b)	$2,421	$1,003	$6,505
Wood Products (b)	(1,845)	(9,350)	5,838
Corporate and Other	(3,196)	(4,022)	(4,632)
Equity in net income of affiliate (a)	-	18,193	-
Gain on sale of shares of equity affiliate (a)	-	41,755	-
Gain on repurchase of long-term debt	28	-	-
	$(2,592)	$47,579	$7,711

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Boise Cascade Holdings, L.L.C.
Consolidated Statements of Income (Loss)

(in thousands)

	Year Ended December 31
	2010	2009
Sales
Trade	$2,215,332	$1,935,353
Related parties (a)	25,259	37,897
	2,240,591	1,973,250
Costs and expenses
Materials, labor, and other operating expenses (c)	1,947,362	1,757,068
Materials, labor, and other operating expenses from related parties (a)	33,613	29,915
Depreciation and amortization (c)	34,899	40,874
Selling and distribution expenses	202,464	190,431
General and administrative expenses	38,464	27,401
General and administrative expenses from related party (a)	1,576	10,169
Other (income) expense, net (b) (c)	(4,624)	842
	2,253,754	2,056,700

Loss from operations	(13,163)	(83,450)

Equity in net income of affiliate (a)	1,889	79,729
Gain on sale of shares of equity affiliate (a)	25,308	42,752
Impairment of investment in equity affiliate (d)	-	(43,039)
Foreign exchange gain	352	1,025
Change in fair value of contingent value rights	-	194
Gain on repurchase of long-term debt (e)	28	6,026
Interest expense	(21,005)	(22,520)
Interest income	790	886
	7,362	65,053

Loss before income taxes	(5,801)	(18,397)
Income tax provision	(300)	(660)
Net loss	$(6,101)	$(19,057)

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Segment Information

(in thousands)

	Year Ended December 31
	2010	2009
Segment sales
Building Materials Distribution	$1,777,969	$1,609,767
Wood Products	687,439	550,818
Intersegment eliminations and other	(224,817)	(187,335)
	$2,240,591	$1,973,250

Segment income (loss)
Building Materials Distribution (b)	$11,632	$7,954
Wood Products (b) (c)	(8,099)	(77,258)
Corporate and Other	(16,344)	(13,121)
	(12,811)	(82,425)

Equity in net income of affiliate (a)	1,889	79,729
Gain on sale of shares of equity affiliate (a)	25,308	42,752
Impairment of investment in equity affiliate (d)	-	(43,039)
Change in fair value of contingent value rights	-	194
Gain on repurchase of long-term debt (e)	28	6,026
Interest expense	(21,005)	(22,520)
Interest income	790	886
Loss before income taxes	$(5,801)	$(18,397)

EBITDA (f)
Building Materials Distribution (b)	$19,089	$15,515
Wood Products (b) (c)	18,997	(44,262)
Corporate and Other	(15,998)	(12,804)
Equity in net income of affiliate (a)	1,889	79,729
Gain on sale of shares of equity affiliate (a)	25,308	42,752
Impairment of investment in equity affiliate (d)	-	(43,039)
Change in fair value of contingent value rights	-	194
Gain on repurchase of long-term debt (e)	28	6,026
	$49,313	$44,111

	December 31
	2010	2009
Net debt (cash)
Long-term debt	$219,560	$303,146
Less cash and cash equivalents	(264,606)	(287,101)
Net debt (cash)	$(45,046)	$16,045

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Boise Cascade Holdings, L.L.C.

Consolidated Balance Sheets

(in thousands)

	December 31
	2010	2009
ASSETS

Current
Cash and cash equivalents	$264,606	$287,101
Receivables
Trade, less allowances of $2,492 and $1,584	102,906	95,398
Related parties (a)	297	2,604
Other	4,571	3,495
Inventories	261,202	232,774
Prepaid expenses and other	3,808	1,870
	637,390	623,242
Property
Property and equipment, net	273,569	270,229
Timber deposits	10,588	9,264
	284,157	279,493

Investment in equity affiliate (a) (d)	-	62,967
Deferred financing costs	3,626	5,734
Goodwill	12,170	12,170
Intangible assets, net	8,906	8,919
Other assets	5,989	8,359
Total assets	$952,238	$1,000,884

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Boise Cascade Holdings, L.L.C.

Consolidated Balance Sheets (continued)

(in thousands, except for equity units)

	December 31
	2010	2009
LIABILITIES AND CAPITAL

Current
Accounts payable
Trade	$112,414	$89,253
Related parties (a)	394	2,449
Accrued liabilities
Compensation and benefits	39,827	27,887
Interest payable	3,291	3,644
Other	22,530	16,695
	178,456	139,928
Debt
Long-term debt	219,560	303,146

Other
Compensation and benefits	121,709	113,290
Other long-term liabilities	14,116	14,301
	135,825	127,591
Redeemable equity units
Series B equity units – 2,735,524 units and 2,764,854 units outstanding	2,736	2,765
Series C equity units – 14,424,806 units and 16,270,616 units outstanding	6,563	5,202
	9,299	7,967
Commitments and contingent liabilities

Capital
Series A equity units – no par value; 66,000,000 units authorized and outstanding	96,162	88,908
Series B equity units – no par value; 550,000,000 units authorized; 532,588,003 units and 532,558,673 units outstanding	312,936	333,344
Series C equity units – no par value; 44,000,000 units authorized; 11,979,941 units and 11,951,751 units outstanding	-	-
Total capital	409,098	422,252
Total liabilities and capital	$952,238	$1,000,884

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Boise Cascade Holdings, L.L.C.

Consolidated Statements of Cash Flows

(in thousands)

	Year Ended December 31
	2010	2009
Cash provided by (used for) operations
Net loss	$(6,101)	$(19,057)
Items in net loss not using (providing) cash
Equity in net income of affiliate	(1,889)	(79,729)
Gain on sale of shares of equity affiliate	(25,308)	(42,752)
Impairment of investment in equity affiliate	-	43,039
Depreciation and amortization of deferred financing costs and other	37,674	43,679
Pension expense	7,449	12,315
Management equity units expense	1,625	2,736
Gain on repurchase of long-term debt	(28)	(6,026)
Facility closure and curtailment costs	-	1,968
Other	(343)	(1,240)
Decrease (increase) in working capital, net of acquisitions
Receivables	(6,338)	(17,250)
Inventories	(28,428)	47,086
Prepaid expenses and other	(300)	(569)
Accounts payable and accrued liabilities	32,419	11,441
Pension contributions	(3,873)	(28,385)
Current and deferred income taxes	91	198
Other	3,636	(2,678)
Cash provided by (used for) operations	10,286	(35,224)
Cash provided by (used for) investment
Proceeds from sale of assets	1,254	467
Proceeds from sale of shares of equity affiliate, net	86,123	83,172
Expenditures for property and equipment	(35,751)	(16,806)
Acquisitions of businesses and facilities	-	(4,598)
Other	(956)	637
Cash provided by investment	50,670	62,872
Cash provided by (used for) financing
Issuances of long-term debt	45,000	60,000
Payments of long-term debt	(128,451)	(65,627)
Tax distributions to members	-	(10,705)
Repurchase of management equity units	-	(18)
Cash used for financing	(83,451)	(16,350)
Increase (decrease) in cash and cash equivalents	(22,495)	11,298
Balance at beginning of the period	287,101	275,803
Balance at end of the period	$264,606	$287,101

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Summary Notes to Consolidated Financial Statements and Segment Information

The Consolidated Statements of Income (Loss), Consolidated Balance Sheets, Consolidated Statements of Cash Flows, and Segment Information do not include all Notes to Consolidated Financial Statements and should be read in conjunction with the company’s 2010 Form 10-K.  Net income (loss) for all periods presented involved estimates and accruals.

(a)      In March 2010, we sold our remaining investment in Boise Inc. and discontinued the equity method of accounting.  We sold 18.3 million Boise Inc. shares and recorded a $25.3 million gain in “Gain on sale of shares of equity affiliate” in our Consolidated Statement of Income (Loss) for the year ended December 31, 2010.

The 2010 related-party activity with Boise Inc. includes only those sales and costs and expenses transacted prior to March 2010, when BC Holdings owned equity of Boise Inc.  Subsequent to the sale of our remaining investment in Boise Inc., we were no longer related parties.

During the three months and year ended December 31, 2009, we sold 17.6 million and 18.8 million Boise Inc. shares and recorded gains of $41.8 million and $42.8 million in “Gain on sale of shares of equity affiliate” in our Consolidated Statements of Income (Loss).

(b)      During the three months ended September 30, 2010, and year ended December 31, 2010, we recorded $4.6 million of income in “Other (income) expense, net,” for cash received from a litigation settlement related to vendor product pricing. We recorded $4.1 million of income in our Building Materials Distribution segment and $0.5 million in our Wood Products segment.

(c)      In June 2009, we closed the lumber manufacturing facility in La Grande, Oregon.  For the year ended December 31, 2009, we recorded $3.1 million of expense in “Other (income) expense, net” in the Wood Products segment in our Consolidated Statement of Income (Loss).  In addition, we recorded $5.2 million of accelerated depreciation in “Depreciation and amortization” and $0.6 million of expenses in “Materials, labor, and other operating expenses” in the Wood Products segment in our Consolidated Statement of Income (Loss) for the year ended December 31, 2009.

(d)      On March 31, 2009, we concluded that our investment in Boise Inc. met the definition of other than temporarily impaired.  Accordingly, we recorded a $43.0 million charge in “Impairment of investment in equity affiliate” in our Consolidated Statements of Income (Loss) for the year ended December 31, 2009.  For more information, see the Notes to Consolidated Financial Statements in our Form 10-K for the year ended December 31, 2010.

(e)      The year ended December 31, 2009, included a $6.0 million net gain on the repurchase of $11.9 million of senior subordinated notes.

(f)          EBITDA represents income (loss) before interest (interest expense and interest income), income taxes, and depreciation and amortization.  The following table reconciles BC Holdings net income (loss) to BC Holdings EBITDA and Boise Cascade, L.L.C., EBITDA for the three months ended December 31, 2010 and 2009, and September 30, 2010:

	Three Months Ended
	December 31		September 30,
	2010	2009	2010

	(unaudited, in thousands)

BC Holdings net income (loss)	$(16,212)	$33,608	$(5,615)
Interest expense	4,743	5,380	4,721
Interest income	(148)	(126)	(249)
Income tax provision	70	37	95
Depreciation and amortization	8,955	8,680	8,759
BC Holdings EBITDA	(2,592)	47,579	7,711
Equity in net income of affiliate	-	(18,193)	-
Gain on sale of shares of equity affiliate	-	(41,755)	-
Boise Cascade, L.L.C., EBITDA	$(2,592)	$(12,369)	$7,711

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The following table reconciles BC Holdings net loss to BC Holdings EBITDA and Boise Cascade, L.L.C., EBITDA for the year ended December 31, 2010 and 2009:

	Year Ended December 31
	2010	2009

	(in thousands)

BC Holdings net loss	$(6,101)	$(19,057)
Interest expense	21,005	22,520
Interest income	(790)	(886)
Income tax provision	300	660
Depreciation and amortization	34,899	40,874
BC Holdings EBITDA	49,313	44,111
Equity in net income of affiliate	(1,889)	(79,729)
Gain on sale of shares of equity affiliate	(25,308)	(42,752)
Impairment of investment in equity affiliate	-	43,039
Boise Cascade, L.L.C., EBITDA	$22,116	$(35,331)